Exhibit 10.2

EXECUTION VERSION

GOVERNANCE AGREEMENT

by and between

SEARCHLIGHT III CVL, L.P.

and

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.

Dated as of September 13, 2020

i

GOVERNANCE AGREEMENT

This GOVERNANCE AGREEMENT (this “Agreement”), dated as of September 13, 2020, by and between Consolidated Communications Holdings, Inc., a Delaware corporation (the “Company”), Searchlight III CVL, L.P., a Delaware limited partnership (the “Investor”).

WHEREAS, on the date hereof, the Company and the Investor entered into an Investment Agreement (the “Investment Agreement”), pursuant to which the Company agreed to sell, and the Investor agreed to purchase, for an aggregate consideration of up to $425,000,000, (a) shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), (b) an unsecured senior note with an aggregate principal amount of $425,000,000, which shall initially be non-convertible, but which shall, upon the occurrence of certain events, be convertible at the option of the Investor, or if the Investor fails to exercise its option, at the option of the Company, into shares of a new series of preferred stock, par value $0.01 of the Company, to be designated the Company’s Series A Perpetual Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”) and (c) a Contingent Payment Right (as defined in the Investment Agreement), which shall be automatically converted into shares of Common Stock subject to the terms and conditions of the Contingent Payment Right Agreement (as defined in the Investment Agreement); and

WHEREAS, the Investment Agreement provides for this Agreement to be entered into on the date of the Investment Agreement and effective at the Initial Closing (as defined in the Investment Agreement) (the “Effective Date”).

NOW, THEREFORE, in consideration of the foregoing and the agreements contained in this Agreement, and intending to be legally bound by this Agreement, the Company and the Investor agree as follows:

Section 1 Definitions. Capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings given such terms in the Investment Agreement. As used in this Agreement, the following terms shall have the respective meanings set forth in this Section 1:

“affiliate” of a specified person shall mean a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person; provided that, with respect to the Investor and its affiliates, “affiliate” shall include any entity that is managed by Searchlight Capital Partners, L.P. (“SCP”) and such entities’ respective affiliates (except for any portfolio company or investment fund affiliated with SCP, other than for purposes of Section 5 (Corporate Opportunities), Section 7(b)(v) (Restrictions on Transfer), Section 9(b) (Preemptive Rights) and Section 12 (Confidentiality), the definition of Permitted Holder or for purposes of uses of the term “Representatives” with respect to the Investor and its affiliates); provided, further, that the Investor and its affiliates shall be deemed not to be an affiliate of the Company or any of its Subsidiaries. For purposes of this definition, the term “control” (including the correlative terms “controlling,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“As-Converted Basis” means assuming that the Contingent Payment Right has been converted into shares of Common Stock pursuant to the Contingent Payment Right Agreement, regardless of whether it has actually been so converted at such time.

“As-Converted Common Stock Ownership Percentage” means, as of any date, the percentage equal to (i) the aggregate number of shares of Common Stock that the Investor and any Permitted Holders beneficially own (calculated on an As-Converted Basis) divided by (ii) the total number of shares of Common Stock then outstanding (calculated on an As-Converted Basis).

“Board” means the Board of Directors of the Company.

“Business Day” means a day except a Saturday, a Sunday or other day on which banks in the City of New York are authorized or required by applicable law to be closed.

“Certificate of Designations” means the Certificate of Designations of the Series A Preferred Stock.

“Common Stock” shall have the meaning set forth in the preamble of this Agreement.

“Company” shall have the meaning set forth in the preamble of this Agreement.

“Company Charter Documents” means the Company’s Certificate of Incorporation and By-Laws, each as amended to the date of this Agreement, and shall include the Certificate of Designations, as filed with the Secretary of State of the State of Delaware.

“Confidential Information” means any and all non-public information concerning the Company that has been or is furnished to the Investor (regardless of the manner in which it is furnished, including without limitation in written or electronic format or orally, gathered by visual inspection or otherwise) by or on behalf of the Company, together with the portions of any documents created by the Investor or its Representatives that contain such information, other than information that (i) is or has become generally available to the public other than as a result of a direct or indirect disclosure by the Investor or its Representatives in violation of this Agreement, (ii) was within the Investor’s or any of its Representatives’ possession prior to its being furnished to the Investor by or on behalf of the Company, (iii) is received from a source other than the Investor or any of its representatives; provided, that in the case of each of (ii) and (iii) above, the source of such information was not known, after reasonable investigation, by the Investor to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company with respect to such information at the time the same was disclosed, or (iv) is independently developed by the Investor or any of its Representatives without breach of this Agreement.

“Effective Date” shall have the meaning set forth in the recitals of this Agreement.

“Equity-Linked Securities” means any security or instrument convertible into, exercisable or exchangeable for capital stock of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Investment Agreement” shall have the meaning set forth in the recitals of this Agreement.

“Investor” shall have the meaning set forth in the preamble of this Agreement.

“Investor Board Observer” means an Investor Designee who was appointed as a non-voting observer of the Board.

“Investor Designee” shall mean any individual that the Investor is entitled to nominate as a director or appoint as an Investor Board Observer.

“Investor Parties” shall have the meaning set forth in Section 5(a).

“Nominee Disclosure Information” shall have the meaning set forth in Section 2(b).

“Permitted Holders” means (i) the Investor’s affiliates and any partners, members or other equityholders of the Investor or any such affiliates, and the respective affiliates of the foregoing, (ii) any successor entity of the Investor or any Person described in the foregoing clause (i) (for the purposes of subclause (i) and (ii) of this definition, excluding any portfolio company affiliated with the Investor), and (iii) any Person consented to in writing by the Company.

“Permitted Transfers” shall have the meaning set forth in Section 7(b).

“Person” shall have the meaning set forth in the Investment Agreement.

“Preemptive Rights Cap Amount” means, with respect to a Preemptive Rights Issuance, a number of securities which, if divided by the sum of (i) such number of securities plus (ii) the number of securities issued in such Preemptive Rights Issuance, would represent a percentage that is equal to the As-Converted Common Stock Ownership Percentage (as of immediately prior to the Preemptive Rights Issuance).

“Preemptive Rights Issuance” shall have the meaning set forth in Section 9(a).

“Preemptive Rights Notice” shall have the meaning set forth in Section 9(b).

“Pro Rata Transaction” shall have the meaning set forth in Section 7(c).

“Representatives” means the Permitted Holders and the Investor and each Permitted Holder’s respective employees, officers, directors, advisors, consultants and other representatives; provided, that no investment fund or portfolio company of SCP will have any obligation as a Representative pursuant to this Agreement unless and until the Investor furnishes Confidential Information to such investment fund or portfolio company.

“SEC” means the Securities and Exchange Commission.

“Series A Preferred Stock” means the Company’s Series A Perpetual Preferred Stock, par value $0.01 per share.

“Subsidiary” shall mean any company, partnership, limited liability company, joint venture, joint stock company, trust, unincorporated organization or other entity at least 50% of the voting capital stock of which is owned, directly or indirectly, by the Company.

“Transfer” shall have the meaning set forth in Section 7(a).

Section 2 Board Composition.

(a) The Investor Designees to be appointed as of the Effective Date and upon receipt of FCC Approval will consist of the individuals set forth on Exhibit A hereto; provided, that if any such individual is unwilling or unable to serve as an Investor Designee at such time, the Investor may replace such person between the date hereof and the Effective Date or the date of FCC Approval, as applicable, with any other person that is permitted to be an Investor Designee pursuant to this Section 2(a). After the Effective Date, (i) for so long as the Investor’s As-Converted Common Stock Ownership Percentage is at least 10%, the Investor shall be entitled to nominate one (1) Investor Designee to the Board (provided, that after the receipt of FCC Approval, for so long as the Investor’s As-Converted Common Stock Ownership Percentage is at least 20%, the Investor shall be entitled to nominate two (2) Investor Designees to the Board), and (ii) for so long as the Investor’s As-Converted Common Stock Ownership Percentage is at least 5%, the Investor shall be entitled to appoint one (1) additional Investor Designee as an Investor Board Observer to the Board. The Investor Board Observer shall be permitted to attend, strictly as an observer, meetings of the Board and material information delivered to the Board shall be delivered to the Investor Board Observer at substantially the same time as delivered to other non-executive directors; provided, however, that the Company shall have the right to withhold any information and to exclude the Investor Board Observer from all or any portion of any meeting of the Board, or any committee thereof, if access to such information or attendance at such meeting or portion of a meeting could reasonably be expected to (i) materially jeopardize the attorney-client privilege or work product protection or (ii) violate any applicable law. The Investor Board Observer shall not have any voting rights with respect to any matters considered or determined by the Board or any committee thereof. Any action taken by the Board at any meeting will not be invalidated by the absence of the Investor Board Observer at such meeting. The Company shall, at any annual or special meeting of stockholders of the Company or action by written consent at which directors are to be elected, subject to the fulfillment of the requirements set forth in Section 2(b), nominate the Investor Designees (other than any Investor Board Observers) for election to the Board and use all reasonable efforts to cause such Investor Designees to be elected as directors. In connection therewith, the Board shall recommend that the holders of the Common Stock vote in favor of such Investor Designees and shall support such Investor Designees in a manner no less rigorous and favorable than the manner in which the Company supports the Board’s other nominees.

(b) Any Investor Designee shall be subject to the Company’s corporate governance guidelines, code of business conduct and ethics and confidentiality and trading policies and guidelines, in each case as in effect and generally applicable to all Board members from time to time. The Investor shall notify the Company of any proposed Investor Designee in writing no later than the latest date on which stockholders of the Company may make nominations to the Board in accordance with the Bylaws, together with all information concerning such nominee required to be delivered to the Company by the Bylaws and such other information reasonably requested by the Company; provided that in each such case, all such information is generally required to be delivered to the Company by the other outside directors of the Company (the “Nominee Disclosure Information”); provided, further that in the event the Investor fails to provide any such notice, the Investor Designees shall be the persons then serving as the Investor Designees as long as the Investor provides the Nominee Disclosure Information to the Company promptly upon request by the Company.

(c) In the event that there is a vacancy in any Investor Designee’s seat on the Board, whether due to death, disability, resignation, failure to be elected, removal or any other cause, the Board will promptly elect to the Board a director designated by the Investor, subject to the fulfillment of the requirements set forth in Section 2(a), to fill the resulting vacancy, and such individual shall then be deemed an Investor Designee for all purposes under this Agreement.

(d) So long as the Investor is exercising its right to have an Investor Designee to the Board, the Investor shall, and shall (to the extent necessary to comply with this Section 2(d)) cause its affiliates that hold shares of Common Stock, at each meeting of the stockholders of the Company and at every postponement or adjournment thereof, to vote, withhold or abstain with respect to all of the shares of Common Stock beneficially owned by such Investor and entitled to vote at such meeting of stockholders with respect to the election of any director nominee that is not an Investor Designee in the same proportion as the stockholders of the Company other than the Investor vote, withhold or abstain with respect to each such director nominee; provided, that such director nominee complies with the requirements applicable to Investor Designees set forth in Section 2(e) below, mutatis mutandis. In furtherance of the foregoing, Investor shall, and shall (to the extent necessary to comply with this Section 2(d)) cause its affiliates that hold shares of Common Stock to, be present, in person or by proxy, at all meetings of the stockholders of the Company so that all shares of Common Stock beneficially owned by the Investor and entitled to vote at such meeting of stockholders may be counted for the purposes of determining the presence of a quorum and voted in accordance with this Section 2(d) at such meetings (including at any adjournments or postponements thereof).

(e) The Company’s obligations to have any Investor Designee appointed to the Board or nominate and recommend any Investor Designee for election as a director at any meeting of the Company’s stockholders pursuant to this Section 2 shall be subject to such Investor Designee’s satisfaction of all requirements regarding service as a director of the Company under applicable Law and stock exchange rules regarding service as a director of the Company and all other criteria and qualifications for service as a director applicable to all directors of the Company. The Investor Parties will cause any Investor Designee to be nominated for election to the Board to make himself or herself reasonably available for interviews and to consent to such reference and background checks or other investigations as the Board may reasonably request to determine such Investor Designee’s eligibility and qualification to serve as a director of the Company, in each case consistent with the requirements with respect to all directors of the Company.

Section 3 Committee Membership. After the Effective Date, and subject to applicable law, the Company will offer at least one Investor Designee an opportunity to sit on each committee of the Board. If an Investor Designee fails to satisfy the applicable qualifications under law or stock exchange rule to sit on any committee of the Board, then the Board shall offer such Investor Designee the opportunity to attend (but not vote at) the meetings of such committee as an observer.

Section 4 Compensation and Benefits. Each of the Investor Designees will be entitled to receive similar compensation, benefits, reimbursement (including of travel expenses), indemnification and insurance coverage for their service as directors (or as board observers) as the outside directors of the Company receive in connection with such service, except that the Investor Board Observers will not be entitled to compensation in connection with their service in such capacity. For so long as the Company maintains directors and officers liability insurance, the Company shall include each Investor Designee as an “insured” for all purposes under such insurance policy for so long as such Investor Designee is a director of the Company and for the same period as for other former directors of the Company when such Investor Designee ceases to be a director of the Company. The Company acknowledges and agrees that the rights of the Investor Designees under this Section 4 may be exercised prior to exercising any indemnification, reimbursement, insurance or other rights such person may have with under arrangements made with the Investor or any of its affiliates.

Section 5 Corporate Opportunities.

(a) The Investor, SCP, and their respective Representatives (including the Investor Designees) (collectively, the “Investor Parties”) may engage in the same or similar activities or related lines of business as those in which the Company or its Subsidiaries, directly or indirectly, may engage or other business activities that overlap with or compete with those in which the Company or its Subsidiaries, directly or indirectly, may engage and the Company and its Subsidiaries may engage in material business transactions with any Investor Party from which the Company and its Subsidiaries are expected to benefit.

(b) The Investor Parties shall not have any duty to refrain from engaging, directly or indirectly, in the same or similar business activities or lines of business as the Company or its Subsidiaries. In the event that any Investor Party acquires knowledge of a potential transaction or matter that may be a corporate opportunity for itself and the Company or any of its Subsidiaries, neither the Company nor any of its Subsidiaries shall have any expectancy in such corporate opportunity, and the Investor Party shall not have any duty to communicate or offer such corporate opportunity to the Company or any of its Subsidiaries and may pursue or acquire such corporate opportunity for itself or direct such corporate opportunity to another Person, including one of its affiliates.

(c) Without limiting the generality of the foregoing, the Company and the Board hereby renounce any interest or expectancy of the Company or any of its Subsidiaries in, or in being offered an opportunity to participate in, any business opportunity, and waive any other “corporate opportunity” or similar restriction, in each case in favor of the Investor Parties to the fullest extent permitted by law, including pursuant to Section 122(17) of the Delaware General Corporation Law.

Section 6 Special Approval Matters. For so long as the Investor has the right to nominate an Investor Designee to the Board pursuant to Section 2(a), the following actions by the Company or any Subsidiary of the Company (directly or indirectly) will require the approval of the Investor to proceed with such matter:

(a) the amendment or modification of the Company’s Certificate of Incorporation (including the Certificate of Designations) or Bylaws in any manner that materially and adversely affects the Investor or any of its affiliates;

(b) the incurrence, assumption, guarantee, of or becoming liable for any Indebtedness, except: (i) Indebtedness incurred pursuant to the Refinancing (as defined in the Investment Agreement) and (ii) Indebtedness in the aggregate principal amount equal to the product of (A) 10% and (B) the aggregate principal amount of the Indebtedness incurred pursuant to clause (i) (other than any Indebtedness incurred to refinance, roll-over, replace or renew any Indebtedness existing on the date of this Agreement, so long as, in each case, (x) the principal amount of such refinancing, roll-over, replacement or renewed Indebtedness is not greater than the principal amount of the Indebtedness being refinanced, rolled-over, replaced or renewed (plus accrued interest, and a reasonable amount of premium, fees and expenses incurred in connection with such refinancing) and (y) such Indebtedness is on customary commercial terms consistent in all material respects with the Indebtedness being refinanced, rolled-over, replaced or renewed without additional interest or penalty);

(c) (i) the creation, issuance, sale, grant or authorization of the issuance, sale or grant of any equity securities of the Company or any of its Subsidiaries (or any securities convertible into, exercisable or exchangeable for such equity securities) or (ii) the amendment of any term of any securities of the Company or any of the its Subsidiaries (or any securities convertible into or exchangeable for such equity securities), in each case, whether by merger, consolidation or otherwise, and which would, individually or in the aggregate, exceed 10% of the outstanding Common Stock;

(d) any increase in the size of the Board that results in there being more than eight directorships aside from Investor Designees; and

(e) the acquisition of any assets or properties (in one or more related transactions) for cash or otherwise for an amount in excess of $75 million in the aggregate (other than acquisitions of inventory and equipment in the ordinary course of business).

Section 7 Restrictions on Transfer.

(a) (i) Until the fourth anniversary of the Effective Date, the Investor shall not, directly or indirectly, sell, transfer or otherwise dispose of (“Transfer”) any Series A Preferred Stock or the Note without the Company’s prior written consent; and (ii) (x) until the third anniversary of the Effective Date (the “Common Stock Transfer Period”), the Investor shall not, directly or indirectly, Transfer any Common Stock or the Contingent Payment Right without the Company’s prior written consent and (y) following the third anniversary of the Effective Date, the Investor shall not sell any Common Stock into the public market unless the amount of shares of Common Stock sold meets at least one of the following tests: (A) such amount, in any one (1) day, do not exceed twenty percent (20%) of the average daily trading volume of the Common Stock during the four calendar weeks preceding such day or (B) such amount, together with the amount of any other such sales of Common Stock by the Investor within the preceding three months, does not exceed two-and-one-half percent (2.5%) of the shares of Common Stock outstanding as shown by the most recent Annual Report on Form 10-K or Current Report on Form 10-Q filed by the Company with the SEC preceding such sale, provided that this subclause (y) shall not apply to any transaction that is exempt from the registration requirements of the Securities Act or any underwritten offering (for the avoidance of doubt, including block trades).

(b) Notwithstanding the foregoing Section 7(a), the following Transfers (“Permitted Transfers”) shall be permitted directly or indirectly without the Company’s consent:

(i) to a Permitted Holder who agrees to be bound by the terms of this Agreement;

(ii) in connection with a Cashless Conversion (as defined in the Contingent Payment Right Agreement);

(iii) in connection with a redemption pursuant to the terms of the Certificate of Designations;

(iv) in connection with any swap or any other agreement, transaction or series of transactions that hedges or transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of such Securities, whether any such transaction, swap or series of transactions is to be settled by delivery of securities, in cash or otherwise;

(v) to any third-party pledgee in a bona fide transaction as collateral to secure obligations pursuant to lending or other arrangements between such third parties (or their affiliates or designees) and the Investor and/or its affiliates or any similar arrangement relating to a financing arrangement for the benefit of the Investor and/or its affiliates, including pursuant to any foreclosure or other exercise of remedies in connection therewith;

(vi) in any merger, consolidation, tender or exchange offer or other business combination;

(vii) in any Pro Rata Transaction; and

(viii) (x) with respect to any Transfer of the Note, so long as an Event of Default (as defined in the Note) has occurred and is continuing; and (y) with respect to any Transfer of the Preferred Stock, so long as any breach any of the provisions set forth in Section 6 of the Certificate of Designations or any Specified Breach (as defined in the Certificate of Designations) has occurred and is continuing.

(c) For purpose of this Agreement, a “Pro Rata Transaction” shall mean any transaction in which (i) all holders of Common Stock (x) are offered terms substantially similar to those given to the Investor (as described in clause (y) below), or otherwise are offered the opportunity to, or will, participate in such transaction on a pro rata basis, and (y) are entitled to receive consideration of equal market value (on a per share or as-converted basis) and (ii) the Series A Preferred Stock is treated in such transaction in accordance with its terms. The Company shall cooperate with, and not frustrate, any Transfers by the Investor or Permitted Holders that are not prohibited by this Agreement.

Section 8 Standstill Restrictions. Provided that the Company is not in material breach of this Agreement (which breach, if curable, has not been cured within thirty (30) days following the date of notice of such breach, it being understood that a breach of Section 2 shall be deemed material and uncurable), until the earlier of (x) the time that the Investor’s beneficial ownership of the Common Stock (calculated on an As-Converted Basis) is less than 5% and (y) the third anniversary of the Effective Date, the Investor and its affiliates acting at its direction shall not (i) directly or indirectly acquire, or agree to acquire, any equity securities of the Company, other than the Securities or as otherwise would not increase the Investor’s beneficial ownership of the Common Stock (calculated on an As-Converted Basis) to greater than 40.00% (it being understood that nothing in this Section 8 shall restrict the Investor from exercising its rights under Section 9 hereof), (ii) deposit any shares of Common Stock in a voting trust or similar arrangement or subject any shares of Common Stock to any voting agreement, pooling arrangement or similar arrangement, or grant any proxy with respect to any shares of Common Stock to any person not affiliated with the Investor or Company management; (iii) make, or in any way participate or engage in, directly or indirectly, any solicitation of proxies to vote, or seek to advise or influence any person with respect to the voting of, any voting securities of the Company or any Subsidiary of the Company, (iv) form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any voting securities of the Company except for any group constituting solely of the Investor and Permitted Holders or a group with beneficial ownership under the maximum threshold set forth in subclause (i) above, (v) seek the removal of any directors from the Board other than Investor Designees, (vi) call, or request the calling of, a special meeting of the stockholders of the Company or (vii) make, or take, any action that would reasonably be expected to cause the Company to make a public announcement regarding any intention of the Investor to take an action that would be prohibited by the foregoing; provided, that nothing in this Agreement shall restrict (1) the consummation of the Transactions (as defined in the Investment Agreement), (2) the Investor or any of its Representatives from making private proposals to the Board, (3) the Investor or any of its Representatives from complying with applicable law, including making any disclosure that may become required by applicable law or (4) the ability of the Investor Designees from exercising their fiduciary duties or powers as directors.

Section 9 Preemptive Rights.

(a) For so long as the Investor’s As-Converted Common Stock Ownership Percentage is at least 10%, the Investor will have the preemptive rights set forth in this Section 9 with respect to any issuance of any Common Stock or Equity-Linked Securities that are issued after the Effective Date (any such issuance, other than those described in clauses (x) through (z) below, a “Preemptive Rights Issuance”), except for (1) issuances solely to employees, officers, consultants, agents and directors pursuant to and in accordance with the Company LTIP in the form publicly filed with the SEC prior to the Effective Date (provided that any such issuances are made in accordance with the terms, conditions and limitations of the Company LTIP as they existed as of the date of hereof and without giving effect to any amendments or other modifications thereof after the Effective Date unless approved in writing by the Investor) or pursuant to stock incentive plans or similar plans or programs of the Company that are approved by the Board and publicly filed with the SEC after the Effective Date, (2) sales of Common Stock pursuant to a registered and broadly distributed underwritten public offering if such transaction was approved in accordance with the Company Charter Documents (including the Certificate of Designations and the terms of this Agreement), (3) issuances of any securities issued as a result of a stock split, stock dividend, reclassification or similar event affecting all of the outstanding Common Stock, (4) the issuance of the Series A Preferred Stock in connection with conversion of the Note or the issuance of Common Stock in connection with the conversion of the Contingent Payment Right, or (5) shares of a Subsidiary of the Company issued to the Company or a wholly owned Subsidiary of the Company.

(b) If the Company at any time or from time to time effects a Preemptive Rights Issuance, the Company shall give prompt written notice to the Investor (but in no event later than ten (10) days prior to such issuance), which notice shall set forth the number and type of the securities to be issued, the issuance date, the offerees or transferees, the price per security, and all of the other terms and conditions of such issuance, which shall be deemed updated by delivery of the final documentation for such issuance to the Investor. The Investor may, by written notice to the Company (a “Preemptive Rights Notice”) delivered at any time thereafter but no later than thirty (30) days after the consummation of such Preemptive Rights Issuance, elect to purchase (or designate an affiliate to purchase) a number of securities specified in such Preemptive Rights Notice (which number may be any number up to but not exceeding the Preemptive Rights Cap Amount applicable to such Preemptive Rights Issuance), on the same terms and conditions as such Preemptive Rights Issuance (it being understood and agreed that (i) the price per security that the Investors shall pay shall be the same as the price per security set forth in the Preemptive Rights Notice, and (ii) the Investors shall not be required to comply with any terms, conditions, obligations or restrictions (including, without limitation, any non-compete, standstill or other limitations but excluding any remaining period of a transfer or lock-up restriction applicable at such time to other purchasers in such Preemptive Rights Issuance) not necessary for the effectuation of the sale or issuance of such securities). If the Investor exercises its preemptive rights hereunder with respect to such Preemptive Rights Issuance, the Company shall (or shall cause such subsidiary to) issue to the Investor (or its designated affiliate) the number of securities specified in such Preemptive Rights Notice promptly thereafter (and provided that, if the Investor shall have so notified the Company at least three (3) business days prior to the issuance date set forth in the Company’s notice, at the Investor’s election such purchase and sale shall occur on the same date as, and immediately following, the Preemptive Right Issuance). For the avoidance of doubt, in the event that the issuance of Common Stock or Equity-Linked Securities in a Preemptive Rights Issuance involves the purchase of a package of securities that includes Common Stock or Equity-Linked Securities and other securities in the same Preemptive Rights Issuance, the Investor shall have the right to acquire its pro rata portion of such other securities, together with its pro rata portion of such Common Stock or Equity-Linked Securities, in the same manner described above (as to amount, price and other terms), or solely acquire the Common Stock or Equity-Linked Securities.

(c) The election by the Investor not to exercise its preemptive rights hereunder in any one instance shall not affect its right as to any future Preemptive Rights Issuances.

Section 10 Books and Records; Access. The Company shall permit the Investor and its designated representatives, at reasonable times and upon reasonable prior notice to the Company, to examine, and make copies of and abstracts from, the records and books of account of the Company and its Subsidiaries and to discuss the affairs, finances and condition of the Company or any of its Subsidiaries with the officers of the Company or any such Subsidiary and the Company’s independent accountants. In addition, for so long as the Investor has the right to nominate an Investor Designee to the Board pursuant to Section 2(a), upon written request of the Investor, the Company shall provide to the Investor duplicate copies of such financial and other information concerning the Company and its Subsidiaries as may from time to time be reasonably requested by such Investor.

Section 11 Section 16b-3. So long as the Investor has the right to nominate an Investor Designee to the Board pursuant to Section 2(a), the Board shall take such action as is reasonably necessary to cause the exemption of any acquisition or disposition (or deemed acquisition or disposition) of shares of Common Stock, Series A Preferred Stock, the Note or Contingent Payment Right or any other securities by the Investor from the liability provisions of Section 16(b) of the Exchange Act pursuant to Rule 16b-3 so long as such exemption is not prohibited by applicable law; for the avoidance of doubt, the Company shall pass one or more exemptive resolutions by the Board each time there is any purported acquisition or disposition of shares of Common Stock, Series A Preferred Stock, the Note or Contingent Payment Right or any other capital stock of the Company by the Investor with requisite specificity to exempt such purported acquisition or disposition from the liability provisions of Section 16(b) of the Exchange Act pursuant to Rule 16b-3.

Section 12 Confidentiality.

(a) The parties acknowledge and agree that each Investor Designee may share Confidential Information with Investor and its affiliates, to the extent reasonably necessary to monitor, evaluate or otherwise make decisions in connection with its investment in the Securities or the Company. The Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than with respect to its investment in the Company) any Confidential Information obtained from the Company pursuant to this Section 12; provided, however, that the Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with its investment in the Company; (ii) to any prospective purchaser of any Securities from the Investor, if such prospective purchaser agrees in writing to be bound by the provisions of this Section 12; (iii) in connection with periodic reports to its investors, partners, affiliates or members, the Investor may provide summary information regarding the Company’s financial information in such reports, as long as such investors, partners, affiliates and members are advised that such information is confidential; or (iv) as may otherwise be required by Law, provided that the Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

(b) Notwithstanding anything to the contrary herein, the restrictions contained in Section 12 shall not apply to information furnished to an Investor Designee in his or her capacity as a director of the Company to the extent of his or her lawful use of such information in such capacity. Nothing herein shall limit any such persons from fulfilling his or her fiduciary duties as members of the Board.

(c) For so long as the Investor holds any Securities, and except for legally required disclosures the Company, its Subsidiaries and their respective officers and directors shall not, and the Company will cause its and its Subsidiaries’ employees not to, without the prior approval of the Investor, use the corporate name, trade name or logo of the Investor or any Permitted Holder, any of its affiliates, any of their investment funds or any portfolio companies of such investment funds in a public manner or format (including reference on or links to websites and press releases).

Section 13 No Inconsistent Agreements; Additional Rights. The Company represents and warrants that it has not entered into, and agrees that it will not enter into, any agreement with respect to its securities that violates or subordinates or is otherwise inconsistent with the rights granted to the Investor under this Agreement.

Section 14 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

Section 15 Specific Enforcement; Jurisdiction.

(a) The parties agree that irreparable damage would occur and the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, except as provided in the following sentences. It is accordingly agreed that (i) the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement from the Chancery Court of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), without proof of damages, without bond or other security being required, this being in addition to any other remedy to which they are entitled under this Agreement, at law or in equity, (ii) the provisions set forth in this Section 15 (A) are not intended to and do not adequately compensate for the harm that would result from a breach of this Agreement and (B) shall not be construed to diminish or otherwise impair in any respect any party’s right to specific enforcement, and (iii) the right of specific enforcement is an integral part of the Transactions and without that right neither the Company nor the Investor would have entered into this Agreement.

(b) Each party hereto irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any other party hereto or its successors or assigns shall be brought and determined in the Chancery Court of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, only if the Chancery Court declines to accept jurisdiction over a particular matter, in any state or federal court within the State of Delaware), and each party hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the Transactions. Each party agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in the State of Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in the State of Delaware as described herein. Each party irrevocably consents to the service of process outside the territorial jurisdiction of the courts referred to in this Section 15 in any such action or proceeding by mailing copies thereof by registered or certified United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 19. However, the foregoing shall not limit the right of a party to effect service of process on the other party by any other legally available method. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS.

Section 16 Successors and Assigns. Except as otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties. Neither this Agreement nor any of the rights or obligations under this Agreement shall be assigned, in whole or in part, by any party without the prior written consent of the other party.

Section 17 No Third-Party Beneficiaries. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer, and this Agreement shall not confer, on any Person other than the parties to this Agreement any rights, remedies, obligations or liabilities under or by reason of this Agreement, and no other Persons shall have any standing with respect to this Agreement or the transactions contemplated by this Agreement.

Section 18 Entire Agreement. This Agreement, the Investment Agreement, the Certificate of Designations, the Contingent Payment Right Agreement, the Note, the Registration Rights Agreement and the other documents delivered pursuant to the Investment Agreement constitute the full and entire understanding and agreement among the parties hereto with regard to the subjects of this Agreement and such other agreements and documents. This Agreement shall not be effective until the Effective Date.

Section 19 Notices. Except as otherwise provided in this Agreement, all notices, requests, claims, demands, waivers and other communications required or permitted under this Agreement shall be in writing and shall be mailed by reliable overnight delivery service or delivered by hand, facsimile or messenger, and email, as follows:

if to the Company:	Consolidated Communications Holdings, Inc. 350 S. Loop 336 W Conroe, Texas 77304 Attention: J. Garrett Van Osdell, Chief Legal Officer Email: Garrett.VanOsdell@consolidated.com

with a copy to:	Schiff Hardin LLP 233 South Wacker Drive, Suite 7100 Chicago, Illinois 60606 Attention: Alex Young Email: ayoung@schiffhardin.com

if to the Investor:	Searchlight III CVL, L.P. c/o Searchlight Capital Partners, L.P. 745 Fifth Avenue, 27th Floor New York, New York 10151 Attention: Nadir Nurmohamed Email: nnurmohamed@searchlightcap.com

with a copy to:	Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, NY 10019 Facsimile: (212) 403-2000 Attention: Steven A. Cohen Victor Goldfeld Email: SACohen@wlrk.com VGoldfeld@wlrk.com or in any such case to such other address, facsimile number, e-mail address, or telephone as any party hereto may, from time to time, designate in a written notice given in a like manner. Notices shall be deemed given when actually delivered by overnight delivery service, hand or messenger, or when received by facsimile or e-mail if promptly confirmed.

Section 20 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement shall impair any such right, power, or remedy of such party, nor shall it be construed to be a waiver of or acquiescence to any breach or default, or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default. All remedies, either under this Agreement or by law or otherwise afforded to the Investor, shall be cumulative and not alternative.

Section 21 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only if such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and the Investor or, in the case of a waiver, by the party against whom the waiver is to be effective. Any consent hereunder and any amendment or waiver of any term of this Agreement by the Company must be approved by a majority of directors voting who are not Investor Designees.

Section 22 Counterparts. This Agreement may be executed in any number of counterparts and signatures may be delivered by facsimile or in electronic format, each of which may be executed by less than all the parties, each of which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one instrument.

Section 23 Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement and the balance of this Agreement shall be enforceable in accordance with its terms.

Section 24 Titles and Subtitles; Interpretation. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. When a reference is made in this Agreement to a Section or Schedule, such reference shall be to a Section or Schedule of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute, rule or regulation defined or referred to in this Agreement means such agreement, instrument or statute, rule or regulation as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes. Any reference to any section under the Securities Act or Exchange Act, or any rule promulgated thereunder, shall include any publicly available interpretive releases, policy statements, staff accounting bulletins, staff accounting manuals, staff legal bulletins, staff “no-action,” interpretive and exemptive letters, and staff compliance and disclosure interpretations (including “telephone interpretations”) of such section or rule by the SEC. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if it is drafted by each of the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.

By:	/s/ C. Robert Udell
Name: C. Robert Udell
Title: President & CEO

SEARCHLIGHT III CVL, L.P.

By: Searchlight III CVL GP, LLC its general partner

By:	/s/ Andrew Frey
Name: Andrew Frey
Title: Authorized Person

[Signature Page to Governance Agreement]

EXHIBIT A

Board

Investor Designees

Initial Closing

Name: David Fuller

FCC Approval

Name: Andrew Frey

Investor Board Observers

Between the Initial Closing and the receipt of the FCC Approval: Andrew Frey

Upon receipt of the FCC Approval: Ryan Yaraghi